Exhibit 32.1

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Andrew Stewart, the President, Chief Executive Officer and principal executive officer of Man Investments (USA) Corp., the Managing Member of Man-AHL 130, LLC (“Man-AHL 130”), certify that (i) the Quarterly Report of Man-AHL 130 on Form 10-Q for the period ending December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Man-AHL 130.

Date:  February 13, 2009

/s/ Andrew Stewart
Andrew Stewart President and Chief Executive Officer